NOTE: Certain portions of this document have been omitted based on a request for confidential treatment. The non-public information has been filed with the Securities and Exchange Commission. Omitted portions are designated with asterisks ("*").


This Amendment No. 2 dated October 9, 1996, is between the University of Florida Research Foundation, Inc., a not-for-profit corporation duly organized and existing under the laws of the State of Florida and having its principal office at 223 Grinter Hall, Gainesville, Florida, 32611-2037 ("UFRFI"), and Ixion Biotechnology, Inc., a corporation duly organized under the laws of Delaware, and having its principal office at 12085 Research Drive, Alachua, Florida 32615 ("Ixion").


     WITNESSETH

WHEREAS, UFRFI and Ixion entered into a License Agreement dated January
11, 1995 relating to UF Case No. 1203 "Oxalate Diagnostic Kit and Formyl-CoA Transferase Gene from Oxalobacter Formigenes," UF Case No. UF#-0973 "Reducing Oxalate Poisoning in Vertebrates Using Genetically Engineered Organisms Expressing Cloned Oxalate Degrading Enzymes," and the parent patent application "Materials and Methods for Detection of Oxalate," USSN 08/262,424, filed June 20, 1994, and

WHEREAS, UFRFI and Ixion amended Section 3.2(b) of such License
Agreement on December 20, 1995, to substitute the development of a working model of a molecular probe to detect Oxalobacter formigenes, rather than a working model of a urine oxalate development kit, as part of Ixion's diligence obligation (such License Agreement as amended being herein referred to as the "License Agreement"); and

WHEREAS, UFRFI and Ixion desire to further amend the License Agreement to the benefit of both parties;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein the parties agree to Amendment No. 2 as follows:

1.  Appendix A is amended to read, in its entirety, as attached Appendix
A:

2.  Appendix B is amended to read, in its entirety, as attached Appendix
B:

3. Section 1.6 is amended by deleting the words "and its sublicensees'" such that section 1.6 reads as follows:

1.6 "Net Sales" means Ixion's gross sales from the sale or lease of Licensed Products and Licensed Processes produced hereunder less the sum of the following:

(a) discounts allowed in amounts customary in the trade and brokers' or agents' commissions, if any, allowed and paid to independent parties in arms-length transactions;

(b) excise, value-added, or sales taxes, tariff duties or use taxes directly imposed and with reference to particular sales;

(c)     outbound transportation prepaid or allowed;

(d)     amounts allowed or credited on returns; and

(e)     packing costs and insurance costs if itemized separately.

No deductions shall be made for commissions paid to individuals regularly employed by Ixion and on its payroll, or for cost of collections. Licensed Products shall be considered "sold" when invoiced.

3. Section 4.1(c) is amended by deleting the words "or its sublicensees" such that section 4.1(c) reads as follows:

(c) A Running Royalty in an amount equal to ******** of the Net Sales of the Licensed Products or Licensed Processes used, leased, or sold by or for Ixion; and


4.  A new section 4.1 (d) is added as follows:

(d)     Sublicense Royalty in an amount equal to ********
******** of the sublicense revenue received by Ixion.
Sublicense revenue received by Ixion shall mean revenue in the form of license fees, royalties, or other direct consideration (such as milestone payments made by a sublicensee), but not research support or collaboration fees from sublicensees.


IN WITNESS WHEREOF, the parties have hereunto set their hands and seals and duly executed this Agreement as of the day and year first set forth above.


University of Florida Research Foundation, Inc.       Ixion Biotechnology,
Inc.



By                                                     By
Dr. Karen A. Holbrook                                  Weaver H. Gaines
President                                              Chairman and Chief
                                                       Executive Officer



      APPENDIX A



UF Case No. UF# 0973
"Reducing Oxalate Poisoning in Vertebrates Using Genetically Engineered Organisms Expressing Cloned Oxalate Degrading Enzymes"

UF Case No. UF# 1203
"Oxalate Diagnostic Kit and Formyl-CoA Transferase Gene from Oxalobacter Formigenes"

UF Case No. UF# 1447
"Materials and Methods for Detection of Oxalate"

UF Case No. UF# 1458
"Materials and Methods for Detection of Oxalate"

UF Case No. UF# [to be assigned]
"Materials and Methods for Detection of Oxalobacter Formigenes"

 USSN 08/262,424 "Materials and Methods for Detection of Oxalate"
By Ammon B. Peck, Ph.D.
 Filed on June 20, 1994

USSN 08/464,147 "Materials and Methods for Detection of Oxalate"
By Ammon B. Peck, Ph.D.
Filed on June 5, 1995

USSN 08/493,197 "Materials and Methods for Detection of Oxalate"
By Ammon B. Peck, Ph.D.
Filed on June 20, 1995

USSN 08/[to be assigned] "Materials and Methods for Detection of Oxalobacter" Saliwanchik & Saliwanchik Docket Number UF 145C2
By Ammon B. Peck, Ph.D.
Filed on September 27, 1996


     APPENDIX B

Foreign countries in which Patent Rights shall be file, prosecuted and maintained in accordance with Article VI:

For UF Case No. UF# 1203 and Case No. UF# 0973

India
No other countries

For UF Case No. UF# 1458

PCT Appl. No. US95/07844
Filed June 20, 1995
Publ. No. WO 95/35377

All subsequent national and PCT filings for patent applications appearing in Appendix A.